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Exhibit 10.2
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                                                                 January 3, 2000

Burns International Services Corporation
200 South Michigan Avenue
Chicago, Illinois  60604

Attention: Brian Cooper,
             Treasurer

             Re:  Line of Credit Agreement

Gentlemen:

          This letter will confirm our agreement relating to the line of credit which Bankers Trust Company ("Bank") has granted to Burns International Services Corporation (formerly named Borg-Warner Security Corporation) (the "Company").

          1. Our line of credit (the "Line of Credit") shall be in the amount of Fifteen Million United States Dollars ($15,000,000) and shall, unless we notify Company otherwise, expire on February 29, 2000.

          2. All loans under the Line of Credit shall be payable on demand and shall be evidenced by a promissory note of Company substantially in the form of Exhibit A hereto (the "Line of Credit Note"). All advances on the Line of Credit Note shall be made by credit of immediately available funds to Company's account at Bank described in paragraph 5 below. Advances on the Line of Credit Note may be made by us at the oral or written request of persons designated by Company in writing. Any one such person shall be authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by us. Any such advances shall be conclusively presumed to have been made to or for Company's benefit regardless of the fact that persons other than those authorized in such designation may have authority to draw against such amount.

          3. The date and amount of each loan under the Line of Credit shall be entered by us in the column for loans appearing on the grid attached to the Line of Credit Note, and the amount of any payments of principal and interest received by us shall likewise be entered by us in the column for such payments on the grid.
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          4.  Interest shall be payable on the Line of Credit loans at the rate and at the times set forth in the Line of Credit Note.

          5. The proceeds of all loans under the Line of Credit may be used for general corporate purposes not including the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. All such proceeds shall be credited to Company's account number 50-192-012 at Bank (the "Account").

          6. The Line of Credit Note and Company's obligations under this Line of Credit Agreement shall be guarantied by Burns International Security Services Corporation (the "Subsidiary"), a Material Subsidiary (as defined in the Credit Agreement hereinafter referred to) of Company, which guaranty shall be substantially in the form of Exhibit B hereto (the "Subsidiary Guaranty"). In the event that the Line of Credit Note has not been repaid in full on or prior to February 29, 2000, upon request of Bank, Company will immediately cause Subsidiary to secure its obligations under the Subsidiary Guaranty by granting to Bank a first priority perfected lien on its operating headquarters located at Two Campus Drive, Parsippany, N.J. 07054-0330 (the "Real Property Collateral"). Upon such request of Bank, Company hereby agrees to cause Subsidiary to execute and deliver such documents, including without limitation, a mortgage or deed of trust on such Real Property Collateral in form and substance reasonably satisfactory to Bank, and to take such actions as may be necessary or appropriate in the reasonable judgment of Bank to grant to Bank such first priority perfected lien on the Real Property Collateral. Company will not permit Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any lien on such Real Property Collateral other than the lien in favor of Bank securing Subsidiary's obligations under the Subsidiary Guaranty.

          7. Company hereby represents and warrants that, at the time of each borrowing and as a condition precedent to each borrowing, that the following statements are true, correct and complete:
          (a) no Event of Default or Potential Event of Default (as such terms are defined in the hereinafter referred to Credit Agreement) has occurred and is continuing under that certain Amended and Restated Credit Agreement dated as of June 30, 1998, as amended (the "Credit Agreement"), among Burns International Services Corporation, the Lenders listed therein, as Lenders and Bankers Trust Company, as Administrative Agent or will result from the proposed borrowing;
          (b) the representations and warranties contained in the Credit Agreement and the other Loan Documents (as such term is defined in the Credit Agreement) are true, correct and complete in all material respects at the time of such borrowing to the same extent as though made on and as of such date of borrowing;
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          (c) Company and its subsidiaries have performed in all material respects all agreements provided to be performed by them under the Credit Agreement and the other Loan Documents at the time of such borrowing; and
          (d) there shall not be pending, or to the knowledge of Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect (as such term is defined in the Credit Agreement).

          8. Company also hereby represents and warrants that as of the date of this Agreement and at the time of each borrowing and as a condition precedent to each borrowing, the following statements are true, correct and complete:
          (a) each of Company and Subsidiary has all requisite corporate power and authority to enter into this Line of Credit Agreement, the Line of Credit Note and the Subsidiary Guaranty (collectively, the "Credit Documents") to which Company or Subsidiary is a party and to carry out the transactions contemplated by, and perform its obligations under, the Credit Documents to which it is a party;
          (b) the execution and delivery of the Credit Documents to which it is a party and the performance of the Credit Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Company and Subsidiary;
          (c) the execution and delivery by Company and Subsidiary of the Credit Documents to which it is a party and the performance by Company and Subsidiary of the Credit Documents to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or Subsidiary, the Certificate or Articles of Incorporation or Bylaws of Company or Subsidiary or any order, judgment or decree of any court or other agency of government binding on Company or Subsidiary, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Company or Subsidiary, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of Company or Subsidiary (other than as may be required with respect to the Real Property Collateral) or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of Company or Subsidiary;
          (d) the execution and delivery by Company and Subsidiary of the Credit Documents to which it is a party and the performance by Company and Subsidiary of the Credit Documents to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body;
          (e) the Credit Documents to which it is a party have been duly executed and delivered by Company and Subsidiary and are the legally valid and binding obligations of Company and Subsidiary, enforceable against Company and
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     Subsidiary in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and
          (f) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by the Credit Documents that would constitute an Event of Default or a Potential Event of Default under the Credit Agreement.

          9. Bank shall have the right at any time to sell, assign, transfer, negotiate or grant participations to other commercial banks in all or any part of the Line of Credit Note and loans under the Line of Credit. Company hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Company to the participant and the participant shall for all purposes relevant thereto be considered to be treated as though it were "Bank" under the Line of Credit Note and hereunder.

          10. Company agrees to pay Bank a commitment fee, from the date hereof to and including the date the Line of Credit provided for herein expires or is terminated, equal to the excess of the daily unused amount of the Line of Credit over the aggregate principal amount of all advances outstanding and made pursuant to the Line of Credit multiplied by 0.50% per annum, such commitment fee to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable on demand or upon the expiration or termination of the Line of Credit.

          11. This Line of Credit Agreement and the Line of Credit Note shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

          12. This Line of Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
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          If the foregoing is acceptable, please so indicate below and return a signed copy hereof to Bank.

                                        Very truly yours,

                                        BANKERS TRUST COMPANY

                                        By:    __________________________
                                        Title: __________________________

ACCEPTED AND AGREED TO:

BURNS INTERNATIONAL SERVICES CORPORATION

By:    ________________________
Title: ________________________
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                                                                       EXHIBIT A
                                                                       ---------
                   BURNS INTERNATIONAL SERVICES CORPORATION

                            DEMAND PROMISSORY NOTE

$15,000,000.00                                              Chicago, Illinois
                                                            January 3, 2000

FOR VALUE RECEIVED, BURNS INTERNATIONAL SERVICES CORPORATION (formerly named Borg-Warner Security Corporation), a Delaware corporation ("Company"), promises to pay to the order of BANKERS TRUST COMPANY ("Payee") ON DEMAND, or in the event no demand is made, on February 29, 2000, the lesser of (x) of Fifteen Million United States Dollars ($15,000,000) or (y) the unpaid principal amount of all advances made by Payee to Company pursuant to a Line of Credit Agreement between Payee and Company dated January 3, 2000 (the "Line of Credit Agreement") and evidenced by this Note.
Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until the principal amount of all advances made by Payee to Company hereunder is paid in full, at a fluctuating interest rate per annum that is at all times equal to the rate which Payee announces from time to time as its Prime Rate plus 1.50% per annum. Interest on this Note shall be payable upon
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demand and upon any payment of this Note to the extent accrued on the amount paid. All computations of interest shall be made by Payee on the basis of a 360-day year, for the actual number of days elapsed in the relevant period
(including the first day but excluding the last day). Payee's "Prime Rate" is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Payee may make commercial loans or other loans at a rate of interest at, above or below its Prime Rate.
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Payee located at One Bankers Trust Plaza, New York, New York, or at such other place as Payee may direct. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a
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notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.
Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note. As used herein, "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Illinois or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close.
This Note is issued pursuant to the terms of the Line of Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions relating to the payment of the loans evidenced by this Note. This
Note is the Line of Credit Note as referred to in the Line of Credit Agreement. Company shall have the right at any time and from time to time to prepay the principal of this Note in
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whole or in part, without premium or penalty; provided that each such partial
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prepayment shall be in an aggregate minimum amount of $1,000,000 and in integral multiples thereof in excess of that amount. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Upon the failure of Company to pay any principal, interest or other amount due under this Note when due, whether at stated maturity, by declaration, acceleration, demand or otherwise, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company). Demand for payment on this Note may be made whether or not any of the foregoing events shall have occurred. COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING RELATING TO THIS NOTE.
No reference herein to the Line of Credit Agreement and no provision of this Note or the Line of Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
Company promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.
                              BURNS INTERNATIONAL SERVICES CORPORATION

                              By:    _______________________________
                              Title: _______________________________